UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2004 (February 13, 2004)

Alliance Bancorp of New England, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13405	06-1495617

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

348 Hartford Turnpike, Vernon, CT	06066

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 875-2500

Not Applicable

(Former name or former address, if changed since last report)

Item 9.      Regulation FD Disclosure

     On February 13, 2004, Alliance Bancorp of New England, Inc. released an announcement from New Haven Savings Bank advising that New Haven Savings Bank had received regulatory approval from the Federal Deposit Insurance Corporation for the upcoming public offering of NewAlliance Bancshares, Inc. common stock. Alliance announced on July 16, 2003 that it would merge with New Haven Savings Bank and its parent, NewAlliance Bancshares, Inc. A copy of the New Haven Savings Bank’s announcement is attached as Exhibit 99.1.

     The information in Item 9 to this Form 8-K and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2004	ALLIANCE BANCORP OF NEW ENGLAND, INC.
Registrant

By:	/s/ David H. Gonci
David H. Gonci
Senior Vice President/
Chief Financial Officer